Exhibit 99.1

               Radiant Systems, Inc. Reports Third Quarter Results

    Record Company Revenue Results in Adjusted Earnings of $0.15 Per Diluted Share in the Third Quarter



    ATLANTA--(BUSINESS WIRE)--Oct. 26, 2006--Radiant Systems, Inc. (NASDAQ: RADS), a leading provider of innovative technology for the hospitality and retail industries, today announced financial results for the third quarter and nine months ended September 30, 2006.

    Summary financial results for the third quarter of 2006 are as follows:

    -- Total revenues for the period were $57.6 million, an increase of 23 percent over revenues of $46.8 million for the same period in 2005.

    -- Net income for the period, including the impact of employee stock option expense, was $2.4 million, or approximately $0.08 per diluted share, an increase of $1.7 million, or $0.06 per diluted share, compared to the same period in 2005.

    -- Adjusted net income (non-GAAP) for the period, which excludes amortization of acquisition-related intangible assets, non-recurring items, the impact of changes in the valuation allowance against deferred tax assets and compensation expense related to the issuance of employee stock options, was $4.9 million, or $0.15 per diluted share, an increase of $1.5 million, or $0.04 per diluted share, compared to the same period in 2005.

    Summary year to date financial results for the nine month period ended September 30, 2006 are as follows:

    -- Total revenues for the period were $161.5 million, an increase of 31 percent over revenues of $123.7 million for the same period in 2005.

    -- Net income for the period, including the impact of employee stock option expense, was $14.8 million, or approximately $0.45 per diluted share, an increase of $11.6 million, or $0.35 per diluted share, compared to the same period in 2005.

    -- Adjusted net income (non-GAAP) for the period, which excludes amortization of acquisition-related intangible assets, non-recurring items, the impact of changes in the valuation allowance against deferred tax assets and compensation expense related to the issuance of employee stock options, was $12.6 million, or $0.38 per diluted share, an increase of $3.7 million, or $0.10 per diluted share, compared to the same period in 2005.

    John Heyman, the Company's chief executive officer said, "We are very pleased with the continued success of our products in the marketplace, as indicated by another record revenue quarter. The value delivered by our products combined with the strong execution of our people and channel partners have been key drivers of our growth."

    Heyman added, "We continue to see strong demand across our segments. Our pipeline is growing, our customer base is diverse and our products are delivering strong returns for our customers. Additionally, we have seen good progress with the integration and the financial contribution of both MenuLink and Synchronics. The execution of our strategy has resulted in a very successful year thus far and demonstrates the momentum we have built toward a successful 2007."

    "We are very pleased with the progression of our overall financial model," said Mark Haidet, the Company's chief financial officer. "We continue to execute well on increasing our operating leverage while we invest in long-term growth initiatives."

    Haidet continued,

    "Based on our results in the quarter, as well as our strong pipeline and visibility into the business, we are updating our guidance for 2006. In addition, we are providing an initial revenue range of $245 million to $260 million for 2007. We expect to grow adjusted operating income by 25% to 30% and adjusted earnings per share by 10% to 20% over 2006. We expect our cash tax rate to increase to approximately 25% for 2007."

    The Company's updated guidance is as follows:



                                     Revenue Range  Adjusted Earnings
                                       (millions)      (non-GAAP) /
                                                        Share Range
----------------------------------------------------------------------
Quarter ending December 31, 2006            $57-$59       $.15 - $.17
----------------------------------------------------------------------
Year ending Dec. 31, 2006 - previous     $213 -$218       $.50 - $.55
----------------------------------------------------------------------
Year ending Dec. 31, 2006 - updated      $218 -$220       $.53 - $.55
----------------------------------------------------------------------


    Commencing in the first quarter of 2006, the Company implemented the Statement of Financial Accounting Standards No. 123R ("FAS 123R"). FAS 123R requires companies to expense the fair value of grants made under stock option programs over the vesting period of the options. This share-based compensation expense is a non-cash expense. The Company utilized the "Modified Prospective Application" transition method to adopt FAS 123R, which did not require retroactive restatement of previously issued financial statements. In its press releases, the Company reports its net income and earnings per share during fiscal year 2006 on both Generally Accepted Accounting Principles ("GAAP") (which includes the share-based compensation charge, which represents the non-cash stock option expense) and non-GAAP (which excludes the share-based compensation charge) bases in order to facilitate analysis of the business and meaningful period-to-period comparison.

    On October 6, 2005 the Company completed its acquisition of MenuLink Computer Solutions, Inc. ("MenuLink"). All MenuLink operations are included in the Company's 2005 financial statements as of the date of the acquisition. On January 3, 2006, the Company completed the acquisition of substantially all of the assets of Synchronics, Inc. ("Synchronics"). All Synchronics operations are included in the Company's 2006 financial statements as of the date of the acquisition.

    The Company provides adjusted net income and adjusted net income per share in this press release as additional information relating to the Company's operating results. The measures are not in accordance with, or an alternative for GAAP and may be different from adjusted net income and adjusted net income per share measures used by other companies. Net income has been adjusted to exclude amortization of acquisition-related intangible assets, non-recurring items, the impact of changes in the valuation allowance against deferred tax assets and compensation expense related to the issuance of employee stock options. The Company believes that this non-GAAP presentation provides useful information to investors regarding certain additional financial and business trends relating to the Company's financial condition and results of operations, and valuable insight into the Company's ongoing operations and earnings power.

    Radiant will hold its third quarter 2006 conference call today at approximately 5 p.m. Eastern Time. This call is being webcast by CCBN and can be accessed at Radiant's web site at http://phx.corporate-ir.net/phoenix.zhtml?c=115271&p=irol-irhome. The call will also be available via telephone at 1-888-587-0679 - reference ID# 8018632.

    Radiant Systems, Inc. (www.radiantsystems.com) is a leader in providing innovative technology to the hospitality and retail industries. Offering unmatched reliability and ease of use, Radiant's hardware and software products have been deployed in over 60,000 sites across more than 100 countries. Radiant has approximately 1,000 employees worldwide, 325 certified sales and service partners and over 1,800 field service representatives. Founded in 1985, the Company is headquartered in Atlanta with regional offices throughout the United States as well as in Europe, Asia and Australia.

    Certain statements contained in this press release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to financial results and plans for future business development activities, and are thus prospective. These statements appear in a number of places in this release and include all statements that are not statements of historical fact regarding intent, belief or current expectations of the Company, its directors or its officers with respect to, among other things: (i) the Company's financing plans;
(ii) trends affecting the Company's financial condition or results of operations, including the Company's projected revenues and earnings per share guidance; (iii) the Company's growth strategy and operating strategy, and (iv) the Company's new or future product offerings. The words "may," "would," "could," "will," "expect," "estimate," "anticipate," "believe," "intend," "plans," and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the Company's ability to control. Actual results may differ materially from those projected in the forward-looking statements as a result of various factors. Among the key risks, assumptions and factors that may affect operating results, performance and financial condition are the Company's reliance on a small number of clients for a large portion of its revenues, fluctuations in its quarterly results, its ability to continue and manage its growth, liquidity and other capital resources issues, competition and the other factors discussed in detail in the Company's periodic filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statements.



                        RADIANT SYSTEMS, INC.
                CONDENSED CONSOLIDATED BALANCE SHEETS
                  (IN THOUSANDS, EXCEPT SHARE DATA)


                                ASSETS


                                           September 30,  December 31,
                                               2006           2005

                                          -------------- -------------

Current assets
Cash and cash equivalents                        $6,464       $17,641
Accounts receivable, net                         39,960        27,559
Inventories, net                                 28,287        18,093
Deferred tax assets                               3,826             -
Other short-term assets                           2,184         2,287
                                          -------------- -------------
               Total current assets              80,721        65,580

Property and equipment, net                      14,654         9,607
Software development costs, net                   3,904         2,249
Deferred tax assets, non-current                 11,172             -
Goodwill                                         60,934        44,239
Intangibles, net                                 25,495        20,537
Other long-term assets                              200           293
                                          -------------- -------------

Total assets                                   $197,080      $142,505
                                          ============== =============


                 LIABILITIES AND SHAREHOLDERS' EQUITY


Current liabilities
Short-term debt facility                          7,489             -
Current portion of long-term debt                 7,346         4,329
Accounts payable and accrued liabilities         33,102        23,992
Accrued contractual obligations and
 payables due to Related Party                    2,275         1,947
Client deposits and unearned revenues            12,913        12,490
                                          -------------- -------------
               Total current liabilities         63,125        42,758


Client deposits and unearned revenues,
 net of current portion                             235           376
Long-term debt, less current portion             22,540        14,133
Other long-term liabilities                         706           805
                                          -------------- -------------
               Total liabilities                 86,606        58,072
                                          -------------- -------------

Shareholders' equity
Common stock, no par value; 100,000,000
 shares authorized; 30,813,129 and
 30,094,973 shares issued and outstanding,
 respectively                                         -             -
Additional paid-in capital                      135,694       124,744
Accumulated other comprehensive income
 (loss)                                              41          (287)
Accumulated deficit                             (25,261)      (40,024)
                                          -------------- -------------
               Total shareholders' equity       110,474        84,433
                                          -------------- -------------

Total liabilities and shareholders'
 equity                                        $197,080      $142,505
                                          ============== =============


                                                      -             -




RADIANT SYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE DATA)



                                         For the three months ended
                                                 September 30,
                                           2006                  2006
                                          GAAP   Adjustments  Non-GAAP
                                        -------- ------------ --------
Revenues:
  System sales                          $34,497               $34,497
  Client support, maintenance and other
   services                              23,056                23,056
                                        --------              --------
     Total revenues                      57,553                57,553

Cost of revenues:
  System sales                           18,548     (142) (a)  18,406
  Client support, maintenance and other                   (a)
   services                              14,361      (61)      14,300
                                        -------- --------     --------
     Total cost of revenues              32,909     (203)      32,706
                                        -------- --------     --------

Gross profit                             24,644      203       24,847

Operating Expenses:
  Product development                     5,418     (123) (a)   5,295
  Sales and marketing                     6,335     (206) (a)   6,129
  Depreciation of fixed assets              979                   979
  Amortization of intangible assets       2,047   (2,047) (b)       -
  General and administrative              6,102     (279) (a)   5,823
                                        -------- --------     --------
     Total operating expenses            20,881   (2,655)      18,226

Income from operations                    3,763    2,858        6,621

Interest and other expense, net             813                   813
                                        --------              --------

Income from operations before income
 taxes                                    2,950    2,858        5,808

Income tax provision                       (517)    (395) (d)    (912)
                                        --------              --------

Net income                               $2,433    2,463       $4,896

Net income per share
     Basic                                $0.08                 $0.16
                                        ========              ========
     Diluted                              $0.08                 $0.15
                                        ========              ========

Weighted average shares outstanding:
     Basic                               30,740                30,740
                                        ========              ========
     Diluted                             32,327                32,327
                                        ========              ========


                                         For the three months ended
                                                 September 30,
                                           2005                  2005
                                          GAAP   Adjustments  Non-GAAP
                                        -------- ------------ --------

Revenues:
  System sales                          $27,470               $27,470
  Client support, maintenance and other
   services                              19,366                19,366
                                        --------              --------
     Total revenues                      46,836                46,836

Cost of revenues:
  System sales                           16,443                16,443
  Client support, maintenance and other
   services                              12,686                12,686
                                        -------- --------     --------
     Total cost of revenues              29,129        -       29,129
                                        -------- --------     --------

Gross profit                             17,707                17,707

Operating Expenses:
  Product development                     3,686                 3,686
  Sales and marketing                     4,940                 4,940
  Depreciation of fixed assets              794                   794
  Amortization of intangible assets       1,283   (1,283) (b)       -
  Lease restructuring charges             1,450   (1,450) (c)       -
  General and administrative              4,405                 4,405
                                        -------- --------     --------
     Total operating expenses            16,558   (2,733)      13,825

Income from operations                    1,149    2,733        3,882

Interest and other expense, net             268                   268
                                        --------              --------

Income from operations before income
 taxes                                      881    2,733        3,614

Income tax provision                       (150)     (65) (d)    (215)
                                        --------              --------

Net income                                 $731    2,668       $3,399

Net income per share
     Basic                                $0.02                 $0.11
                                        ========              ========
     Diluted                              $0.02                 $0.11
                                        ========              ========

Weighted average shares outstanding:
     Basic                               29,596                29,596
                                        ========              ========
     Diluted                             31,999                31,999
                                        ========              ========

                                          For the nine months ended
                                                 September 30,
                                           2006                  2006
                                          GAAP   Adjustments  Non-GAAP
                                        -------- ------------ --------
Revenues:
  System sales                          $93,024               $93,024
  Client support, maintenance and other
   services                              68,443                68,443
                                        --------              --------
     Total revenues                     161,467               161,467

Cost of revenues:
  System sales                           49,202     (370) (a)  48,832
  Client support, maintenance and other                   (a)
   services                              41,161     (164)      40,997
                                        -------- --------     --------
     Total cost of revenues              90,363     (534)      89,829
                                        -------- --------     --------

Gross profit                             71,104      534       71,638

Operating Expenses:
  Product development                    16,423     (441) (a)  15,982
  Sales and marketing                    19,166     (557) (a)  18,609
  Depreciation of fixed assets            2,521                 2,521
  Amortization of intangible assets       6,142   (6,142) (b)       -
  Lease restructuring charges             1,663   (1,663) (c)       -
  General and administrative             18,717     (911) (a)  17,806
                                        -------- --------     --------
     Total operating expenses            64,632   (9,714)      54,918

Income from operations                    6,472   10,248       16,720

Interest and other expense, net           2,052                 2,052
                                        --------              --------

Income from operations before income
 taxes                                    4,420   10,248       14,668

Income tax benefit (provision)           10,343  (12,445) (d)  (2,102)
                                        --------              --------

Net income                              $14,763   (2,197)     $12,566

Net income per share
     Basic                                $0.48                 $0.41
                                        ========              ========
     Diluted                              $0.45                 $0.38
                                        ========              ========

Weighted average shares outstanding:
     Basic                               30,857                30,857
                                        ========              ========
     Diluted                             32,703                32,703
                                        ========              ========


                                          For the nine months ended
                                                 September 30,
                                           2005                  2005
                                          GAAP   Adjustments  Non-GAAP
                                        -------- ------------ --------

Revenues:
  System sales                          $69,623               $69,623
  Client support, maintenance and other
   services                              54,077                54,077
                                        --------              --------
     Total revenues                     123,700               123,700

Cost of revenues:
  System sales                           38,215                38,215
  Client support, maintenance and other
   services                              35,671                35,671
                                        -------- --------     --------
     Total cost of revenues              73,886        -       73,886
                                        -------- --------     --------

Gross profit                             49,814                49,814

Operating Expenses:
  Product development                     9,995                 9,995
  Sales and marketing                    13,654                13,654
  Depreciation of fixed assets            2,420                 2,420
  Amortization of intangible assets       3,850   (3,850) (b)       -
  Impairment of HotelTools software         550     (550) (c)       -
  Lease restructuring charges             1,450   (1,450) (c)       -
  General and administrative             13,453                13,453
                                        -------- --------     --------
     Total operating expenses            45,372   (5,850)      39,522

Income from operations                    4,442    5,850       10,292

Interest and other expense, net             735                   735
                                        --------              --------

Income from operations before income
 taxes                                    3,707    5,850        9,557

Income tax provision                       (575)    (157) (d)    (732)
                                        --------              --------

Net income                               $3,132    5,693       $8,825

Net income per share
     Basic                                $0.11                 $0.30
                                        ========              ========
     Diluted                              $0.10                 $0.28
                                        ========              ========

Weighted average shares outstanding:
     Basic                               29,360                29,360
                                        ========              ========
     Diluted                             31,333                31,333
                                        ========              ========


(a) The Company adopted SFAS 123(R) on January 1, 2006 using the Modified Prospective Method, which requires us to expense the fair value of grants made under stock option programs over the vesting period of the options. Previously we did not record compensation expense for employee stock options granted at the money. The 2006 adjustments to costs of sales and operating expenses represent stock-based compensation expense recorded during the period. Total stock-based compensation expense during the three and nine month periods ended September 30, 2006 was approximately $0.8 million and $2.4 million, respectively, on a pre-tax basis.

(b) Adjustment represents the exclusion of amortization of intangible assets from non-GAAP results.

(c) These items are considered non-recurring charges.

(d) Tax effect of the non-GAAP adjustments described above and the elimination of the benefit related to the removal of a substantial portion of the allowance against deferred tax assets recognized in the second quarter of 2006, which amounted to $11.3 million.



    CONTACT: Radiant Systems, Inc., Atlanta
             Sara Ford, 770-576-6832